Exhibit 99.1

Gap Inc. Announces Pricing of Offering of $2.25 Billion of Senior Secured Notes

April 23, 2020 - San Francisco, Calif. - Gap Inc. (NYSE: GPS) today announced it priced an offering (the "Offering") of $500 million aggregate principal amount of its 8.375% Senior Secured Notes due 2023 (the "2023 Notes"), $750 million aggregate principal amount of its 8.625% Senior Secured Notes due 2025 (the "2025 Notes") and $1 billion aggregate principal amount of its 8.875% Senior Secured Notes due 2027 (the "2027 Notes" and, with the 2023 Notes and the 2025 Notes, the "Notes"), each at an offering price of 100% of the principal amount thereof. We intend to use the net proceeds from the sale of the Notes to refinance our 5.95% notes due April 2021, refinance all outstanding amounts under our existing $500 million, five-year, unsecured revolving credit facility, which is scheduled to expire in May 2023, pay fees and expenses of the offering, and for general corporate purposes. The closing of the offering of the Notes is expected to occur on or about May 7, 2020, and is contingent on, and expected to occur simultaneously with, an amendment, modification, replacement, or refinancing with lenders under our existing revolving credit facility, which may include our entering into an amended and restated senior secured asset-based revolving credit facility in an initial aggregate principal amount of up to $2 billion (the "ABL Credit Facility"), subject to the satisfaction of other customary conditions.

The Notes will be guaranteed on a senior secured basis, jointly and severally, by our existing and future direct and indirect domestic subsidiaries that will guarantee the ABL Credit Facility. The notes and the related guarantees will be secured by a first priority security interest in certain of our and the guarantors’ real property in addition to a lien on substantially all of our and the guarantors’ intellectual property, equipment, investment property, and general intangibles, subject to certain exceptions and permitted liens.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state or other securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. Gap Inc. plans to offer and issue the Notes only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside the United States pursuant to Regulation S. The Notes will be subject to restrictions on transferability and resale and may not be transferred or resold except in compliance with the registration requirements of the Securities Act or pursuant to an exemption therefrom and in compliance with other applicable securities laws.

This press release is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the Notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful. The Offering is made only by, and pursuant to, the terms set forth in the related offering memorandum. The Offering is not being made to persons in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

About Gap Inc.

Gap Inc. is a leading global retailer offering clothing, accessories, and personal care products for men, women, and children under the Old Navy, Gap, Banana Republic, Athleta, Intermix, Janie and Jack, and Hill City brands. Fiscal year 2019 net sales were $16.4 billion. Gap Inc. products are available for purchase in more than 90 countries worldwide through company-operated stores, franchise stores, and e-commerce sites. For more information, please visit www.gapinc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as "expect," "anticipate," "believe," "estimate," "intend," "plan," and similar expressions also identify forward-looking statements. Forward-looking statements include, without limitation, statements relating to the intended use of the proceeds from the Notes, the expected closing date of the offering of the Notes, the plan of sale of the Notes, and the proposed new ABL Credit Facility.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause the company’s actual results to differ materially from those in the forward-looking statements.

Additional information regarding these factors that could cause results to differ can be found in the company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2020, the company's Current Report on Form 8-K filed on April 23, 2020, as well as the company’s subsequent filings with the Securities and Exchange Commission. These forward-looking statements are based on information as of April 23, 2020. The company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

Media Contact:
Sandy Goldberg
press@gap.com

Investor Relations:
Tina Romani
Investor_relations@gap.com

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